Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

CryoLife	Gilmartin Group LLC
D. Ashley Lee	Greg Chodaczek / Lynn Lewis
Executive Vice President, Chief Financial Officer and Chief Operating Officer	Phone: 646-924-1769 investors@cryolife.com
Phone: 770-419-3355

CryoLife Reports First Quarter 2019 Financial Results

First Quarter and Recent Business Highlights:

•

Total revenues were $67.5 million in the first quarter of 2019, reflecting year over year growth of 9%  and an 11%  increase on a non-GAAP constant currency basis, both compared to the first quarter of 2018

o	On-X® revenues increased 14%, and 15% on a non-GAAP constant currency basis, both compared to the first quarter of 2018
o	JOTEC® revenues increased 10%, and 18% on a non-GAAP constant currency basis, both compared to the first quarter of 2018
•	Net loss was ($297,000), or ($0.01) per fully diluted common share; non-GAAP net income was $1.5 million, or $0.04 per fully diluted common share

ATLANTA, GA – (April 30,  2019) – CryoLife, Inc. (NYSE: CRY),  a leading cardiac and vascular surgery company focused on aortic disease, announced today its financial results for the first quarter ended March 31, 2019.

“We had a successful start to the year posting solid financial results and advancing our clinical and R&D programs.  Our strategy of differentiated products focused on select markets, supported by a well-trained direct sales force, is allowing us to continue to take market share,” said Pat Mackin, Chairman, President, and Chief Executive Officer.  “Given our strong performance in the first quarter and the expected launch of the initial phase of our next generation products, we remain on track to deliver high single-digit top line growth in 2019.  Our pipeline programs have increased our addressable market opportunity to $3.5 billion, positioning the Company for substantial growth in the coming years.”

First Quarter 2019 Financial Results

Total revenues for the first quarter of 2019 were $67.5 million, reflecting growth of 9%, and 11% on a non-GAAP constant currency basis, both compared to the first quarter of 2018.  The increase was driven by strong revenue growth from JOTEC, On-X, and BioGlue.

Net loss for the first quarter of 2019 was ($297,000), or ($0.01) per fully diluted common share, compared to a  net loss of ($3.9) million, or ($0.11) per fully diluted common share for the first quarter of 2018.  Non-GAAP net income for the first quarter of 2019 was $1.5 million, or $0.04 per fully diluted common share, compared to non-GAAP net income of $793,000, or $0.02 per fully diluted common share for the first quarter of 2018.

2019 Financial Outlook

CryoLife is reiterating its full-year financial guidance, with total revenues for 2019 expected to be in the range of $280 million to $284 million and non-GAAP earnings per share expected to be between $0.28 and $0.32.

All numbers are presented on a GAAP basis except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company’s financial guidance for 2019 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company’s non-GAAP results exclude (as applicable) business development and integration expenses, amortization expense, and inventory basis step-up expense.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions, and the operating expense structure of the Company’s existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.  The Company does, however, expect to incur similar types of expenses in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast later today,  April 30, 2019 at 4:30 p.m. EDT to discuss the results followed by a question and answer session.  To listen to the live teleconference, please dial 201-689-8261.  A replay of the teleconference will be available through May 7, 2019 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The Conference ID for the replay is 13690095.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable tissues used in cardiac and vascular surgical procedures focused on aortic repair.  CryoLife markets and sells products in more than 100 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include our belief that our strategy of differentiated products focused on select markets, supported by a well-trained direct sales force, is allowing us to  continue to take market share; the timing of our expected launch of the initial phase of our next generation products; our belief that we remain on track to deliver high single-digit top line growth in 2019; our belief that our addressable market opportunity is $3.5 billion; and our belief that we are positioned for substantial growth in the coming years.  These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for year ended December 31, 2018.  CryoLife does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands, except per share data)

	(Unaudited)
	Three Months Ended
	March 31,
	2019	2018
Revenues:
Products	$48,401	$43,598
Preservation services	19,104	18,350
Total revenues	67,505	61,948

Cost of products and preservation services:
Products	13,826	14,157
Preservation services	9,406	8,563
Total cost of products and preservation services	23,232	22,720

Gross margin	44,273	39,228

Operating expenses:
General, administrative, and marketing	36,520	37,348
Research and development	5,548	5,370
Total operating expenses	42,068	42,718
Operating income (loss)	2,205	(3,490)

Interest expense	3,894	3,656
Interest income	(116)	(59)
Other expense (income), net	77	(181)

Loss before income taxes	(1,650)	(6,906)
Income tax benefit	(1,353)	(3,051)

Net loss	$(297)	$(3,855)

Loss per common share:
Basic	$(0.01)	$(0.11)
Diluted	$(0.01)	$(0.11)

Weighted-average common shares outstanding:
Basic	36,778	36,146
Diluted	36,778	36,146

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands)

	(Unaudited)
	Three Months Ended
	March 31,
	2019	2018
Products:
BioGlue	$17,222	$15,970
JOTEC	15,954	14,460
On-X	11,731	10,309
CardioGenesis cardiac laser therapy	1,714	1,346
PerClot	1,050	972
PhotoFix	730	541
Total Products	48,401	43,598

Preservation services:
Cardiac tissue	8,930	8,103
Vascular tissue	10,174	10,247
Total preservation services	19,104	18,350

Total revenues	$67,505	$61,948

Revenues:
U.S.	$37,325	$34,888
International	30,180	27,060
Total revenues	$67,505	$61,948

	(Unaudited)
	March 31,	December 31,
	2019	2018

Cash, cash equivalents, and restricted securities	$41,075	$42,236
Total current assets	178,652	179,168
Total assets	586,928	571,091
Total current liabilities	36,423	34,523
Total liabilities	314,306	296,024
Shareholders’ equity	272,622	275,067

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net (Loss) Income and Diluted (Loss) Income Per Common Share

(In thousands, except per share data)

	(Unaudited)
	Three Months Ended
	March 31,
	2019	2018

GAAP:
Loss before income taxes	$(1,650)	$(6,906)
Income tax benefit	(1,353)	(3,051)
Net loss	$(297)	$(3,855)

Diluted loss per common share:	$(0.01)	$(0.11)

Reconciliation of income before income taxes,
GAAP to adjusted net income, non-GAAP:

Loss before income taxes, GAAP	$(1,650)	$(6,906)
Adjustments:
Business development and integration expenses	1,109	3,722
Amortization expense	2,579	2,735
Inventory basis step-up expense	--	1,506
Adjusted income before income taxes,
non-GAAP	2,038	1,057

Income tax expense calculated at a
pro forma tax rate of 25%	510	264
Adjusted net income, non-GAAP	$1,528	$793

Reconciliation of diluted (loss) income per common
share, GAAP to adjusted diluted (loss) income per
common share, non-GAAP:

Diluted loss per common share – GAAP	$(0.01)	$(0.11)
Adjustments:
Business development and integration expenses	0.03	0.10
Amortization expense	0.07	0.07
Inventory basis step-up expense	--	0.04
Tax effect of non-GAAP adjustments	(0.03)	(0.05)
Effect of 25% pro forma tax rate	(0.02)	(0.03)
Adjusted diluted income per common share,
non-GAAP:	$0.04	$0.02

Diluted weighted-average common
shares outstanding:	37,711	36,985

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Revenues; Gross Margin; General, Administrative, and Marketing

Adjusted EBITDA

(In thousands, except per share data)

	(Unaudited)
	Three Months Ended
	March 31,
	2019	2018	Growth Rate

Reconciliation of total revenues, GAAP to
total revenues, non-GAAP:
Total revenues, GAAP	$67,505	$61,948	9%
Impact of changes in currency exchange	--	(1,337)
Total constant currency revenues, non-GAAP	$67,505	$60,611	11%

Reconciliation of total JOTEC revenues, GAAP to
total JOTEC revenues, non-GAAP:
Total JOTEC revenues, GAAP	$15,954	$14,460	10%
Impact of changes in currency exchange	--	(986)
Total constant currency JOTEC revenues, non-GAAP	$15,954	$13,474	18%

Reconciliation of total On-X revenues, GAAP to
total On-X revenues, non-GAAP:
Total On-X revenues, GAAP	$11,731	$10,309	14%
Impact of changes in currency exchange	--	(77)
Total constant currency On-X revenues, non-GAAP	$11,731	$10,232	15%

	(Unaudited)
	Three Months Ended
	March 31,
	2019	2018
Reconciliation of net (loss) income, GAAP
to adjusted EBITDA, non-GAAP:
Net (loss) income, GAAP	$(297)	$(3,855)
Adjustments:
Depreciation and amortization expense	4,350	4,376
Income tax benefit	(1,353)	(3,051)
Interest income	(116)	(59)
Interest expense	3,894	3,656
Inventory basis step-up expense	-	1,506
Business development and integration expenses	1,109	3,722
Loss (gain) on foreign currency revaluation	74	(32)
Stock-based compensation expense	1,853	1,248
Adjusted EBITDA, non-GAAP	$9,514	$7,511